UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

Kayne Anderson BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56201	83-0531326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

811 Main Street, 14th Floor, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

1 (713) 493-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Kayne Anderson BDC, Inc. is providing the disclosure contained in this Current Report on Form 8-K to (i) announce the entry into certain Material Definitive Agreements which create a direct financial obligation to the Company, (ii) reflect the completion of the Company’s conversion (the “Conversion”) from a Delaware limited liability company named Kayne Anderson BDC, LLC (the “LLC”) to a Delaware corporation named Kayne Anderson BDC, Inc. (the “Corporation”), effective February 5, 2021 (the “Effective Date”), and (iii) announce the sale of unregistered securities. References to the “Company” in this Current Report on Form 8-K mean (i) prior to the Effective Date, the LLC and (ii) following the Effective Date, the Corporation.

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement

On February 5, 2021, Kayne Anderson BDC Financing, LLC, (the “Borrower”), a newly-formed, wholly-owned, special purpose financing subsidiary of the Company entered into a Loan and Security Agreement (the “Agreement”) with certain lenders from time to time party thereto (the “Lenders”), administrative agent, and KA Credit Advisors, LLC, as collateral manager (the “Collateral Manager”). Certain terms of the Agreement are described below, and reference is made to the Agreement for complete terms and conditions.

Under the Agreement, the Lenders have agreed to extend a lending facility to the Borrower in an aggregate principal amount of up to $150,000,000 (the “Maximum Commitment”). Subject to certain conditions, the Maximum Commitment may be increased by $50,000,000 up to two times; provided that the Maximum Commitment shall not exceed $250,000,000.

The Collateral Manager (on behalf of the Borrower) shall request, subject to satisfaction of the requirements set forth in the Agreement, and the Lenders shall advance, an initial advance, in the amount of not less and $50,000,000 to the Borrower. The Collateral Manager (on behalf of the Borrower) may, at its option, request the Lenders to make further advances of funds (each an “Advance”) under the Agreement. Advances under the facility will bear interest at a rate of LIBOR plus 4.25% (subject to a 1.0% LIBOR floor). The facility has a term of three years.

Pursuant to the Agreement, the Borrower has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar lending arrangements. The Agreement also includes events of default that are customary for similar lending arrangements.

The obligations incurred under the Agreement are considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The foregoing description of the Agreement is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is hereto as Exhibits 10.1 and is incorporated by reference herein.

Credit Agreement

On February 5, 2021, the Company entered into a credit agreement (the “Credit Agreement”) with certain lenders from time to time party thereto (the “CA Lenders”), agent, and lead arranger (the “Lead Arranger”). Certain terms of the Credit Agreement are described below, and reference is made to the Credit Agreement for complete terms and conditions.

Under the Credit Agreement, the CA Lenders have agreed to extend an aggregate revolver amount with respect to each facility under the Credit Agreement in the amount not to exceed $75,000,000 at any time on a combined basis (the “Revolver Maximum Amount”).

The Credit Agreement is comprised of two sub-facilities: (i) a $25,000,000 capital call facility (the “Subscription Facility”) and (ii) a $50,000,000 treasury facility (the “Treasury Facility”). The Maximum Revolver Amount may be re-allocated between the Subscription Facility and the Treasury Facility at the Company’s election, subject to certain terms and conditions.

The interest rate under the Subscription Facility will be equal to LIBOR plus 1.90% (subject to a 0.35% LIBOR floor) and the interest rate under the Treasury Facility will be equal to LIBOR plus 0.20% (with no LIBOR floor).

The Subscription Facility will expire on December 31, 2022 and the Treasury Facility will expire on September 30, 2021.

Pursuant to the Credit Agreement, the Company has made customary representations and warranties and is required to comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar credit agreements. The Credit Agreement also includes events of default that are customary for similar credit agreements.

The obligations incurred under the Credit Agreement are considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The foregoing description of the Credit Agreement is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is hereto as Exhibits 10.2 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Securities.

On January 25, 2021, the Company entered into separate subscription agreements, totaling $154,305,000, with investors for the private placement of shares of the Company’s common stock. On this same date, the Company issued a capital call notice of $85,000,000 to these investors. On February 5, 2021, the Company sold 5,666,666 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) to these investors for an aggregate offering price of $85,000,000.

This issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 3.03. Material Modifications to the Rights of Security Holders.

Concurrent with the filing of the certificate of conversion (the “Certificate of Conversion”), the Company filed the certificate of incorporation (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware that became effective on the Effective Date. The Bylaws, filed with this Current Report on Form 8-K pursuant to Item 5.03 below (the “Bylaws”) also became effective on the Effective Date. The Certificate of Incorporation and Bylaws provide the Company’s stockholders following the Conversion with substantially the same rights and obligations that holders of shares of common stock had under the limited liability company agreement of the LLC prior to the Conversion. Following the Conversion, except as otherwise expressly provided in the Certificate of Incorporation, the holders of shares of Common Stock are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporation Law, including the election of the board of directors of the Company. Holders of Common Stock are entitled to one vote per share of common stock. To the extent applicable, the disclosures set forth in (i) Item 5.03 below and (iii) Item 8.01 below are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2021, to implement the Conversion, the LLC filed with the Secretary of State of the State of Delaware the Certificate of Conversion and, filed with the Secretary of State of the State of Delaware a Certificate of Incorporation.

On the Effective Date, the LLC converted to the Corporation pursuant to the Certificate of Conversion, and the Certificate of Incorporation and the Bylaws of the Corporation became effective. The full text of the Certificate of Conversion, Certificate of Incorporation and Bylaws are filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is a successor registrant to the LLC and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of common stock of the Corporation, as the successor registrant to the LLC, are deemed to be registered under Section 12(g) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

3.1	Certificate of Conversion

3.2	Certificate of Incorporation

3.3	Bylaws

10.1	Loan and Security Agreement, dated as of February 5, 2021, by and between KA Credit Advisors, LLC, as collateral manager, Kayne Anderson BDC Financing, LLC, as borrower, certain lenders thereto, administrative agent for the lenders, and collateral agent for the lenders.

10.2	Credit Agreement, dated as of February 5, 2021, by and between Kayne Anderson BDC, Inc., as borrower, lenders signatories thereto, and agent and the lead arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2021	Kayne Anderson BDC, Inc.

/s/ Jarvis V. Hollingsworth
Jarvis V. Hollingsworth
Secretary